SCHEDULE 14A INFORMATION

                        Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934
                                       (Amendment No.  - )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [X]   Preliminary Proxy Statement   [ ]   Confidential,  for  Use
                                                    of Commission
          [ ]   Definitive Proxy Statement          Only  (as  permitted by
                                                    Rule 14a-6(e)(2))
          [ ]   Definitive Additional Materials
          [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12

                                    Avondale  Industries,  Inc.
                      _____________________________________________________
                         (Name of Registrant as Specified In Its Charter)

                          Board of Directors of Avondale Industries, Inc.
                   ___________________________________________________________
                             (Name of Person(s) Filing Proxy Statement,
                                     if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                1) Title of each class of securities to which transaction applies:

                      ______________________________________________________

                2) Aggregate number of securities to which transaction applies:

                      ______________________________________________________


                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      ______________________________________________________


                4)    Proposed maximum aggregate value of transaction:

                      ______________________________________________________


                5)    Total Fee Paid:


          [ ]   Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)    Amount Previously Paid:

                      _______________________________

                2)    Form, Schedule or Registration Statement No.:

                      _______________________________


                3)    Filing Party:

                      _______________________________


                4)    Date Filed:

                      _______________________________

                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                            ______________________________


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ______________________________


          TO SHAREHOLDERS OF AVONDALE INDUSTRIES, INC.:

               The  Annual  Meeting of Shareholders of Avondale Industries,
          Inc. (the "Company") will be held at 10:00 a.m. local time on Friday, April 28, 1995, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, to elect three directors, to consider such of the five shareholder proposals described in the proxy statement that may be presented at the Annual Meeting, and to transact such other business as may properly come before the meeting or any adjournment thereof.

               Only holders of record of common stock of the Company at the close of business on March 21, 1995 (the "Record Date"), are entitled to notice of, to vote at, and to attend the annual meeting.

               All shareholders of record on the Record Date are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                                 Thomas M. Kitchen
                                                     Secretary


          Avondale, Louisiana
          March ____, 1995

                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                                   March ____, 1995


                                   PROXY STATEMENT

               This Proxy Statement is furnished to the shareholders of Avondale Industries, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Shareholders of the Company scheduled to be held on Friday, April 28, 1995, at 10:00 a.m. local time, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, and at any adjournment thereof (the "Annual Meeting").

               Only holders of record of common stock of the Company ("Common Stock") at the close of business on March 21, 1995 are entitled to notice of, to vote at, and to attend the Annual Meeting. On that date, the Company had outstanding 14,464,175 shares of Common Stock, each of which is entitled to one vote with respect to each matter considered at the Annual Meeting.

               The enclosed proxy may be revoked by a shareholder at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked if the share-holder votes in person at the Annual Meeting.

               This Proxy Statement is first being mailed to shareholders on or about March ____, 1995, and the cost of soliciting proxies hereunder will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting. In addition, proxies will be solicited by Corporate Communications, Inc., an investor relations firm that is paid $3,000 per month plus its out-of-pocket expenses to perform a variety of services on behalf of the Company, including the solicitation of proxies.

                                ELECTION OF DIRECTORS
                       (Item 1 on the accompanying proxy card)

               The Company's Articles of Incorporation and By-laws provide for a Board of Directors of seven persons allocated among three classes of directors who serve three-year staggered terms, with one class to be elected at each annual shareholders' meeting. The term of one class of three directors expires at the Annual Meeting. Accordingly, proxies cannot be voted for more than three nominees.

               Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote all shares represented by the proxies received by them for the election  of  each  of  the  below-named  nominees  proposed  for election by the Board of Directors. In accordance with the Company's By-laws, if any of these nominees should decline or become unable to serve for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is designated, the number of authorized directors shall be automatically reduced by the total number of nominees withdrawn from consideration. Under the Company's By-laws, directors are elected by plurality vote.

               The following table sets forth certain information relating to the directors of the Company as of March 14, 1995, including their beneficial ownership of shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, (i) each director has been engaged in the principal occupation shown for more than the past five years and (ii) the shares shown as being beneficially owned are held with sole voting and investment power.

          Proposed Nominees for Election:


                                                                       Number of
           Name, Age, Principal Occupation      Nominated                Shares
                  and Directorships in          For Term   Director   Beneficially
               Other Public Corporations        Expiring     Since     Owned<FN1>
           _______________________________      ________   ________   ____________
          Vice Admiral Francis R. Donovan, 60     1998       1994          --
            Retired, U.S. Navy; Strategic
            Mobility Coordinator,
            PRC Inc.<FN2>

          William A. Harmeyer, 74                 1998       1993         500
            Retired; Vice President of the
            Company until 1986

          Thomas M. Kitchen, 47                   1998       1987       130,022<FN4>
            Vice President, Chief Financial
            Officer and Secretary of the
            Company<FN3>

                       The Board of Directors recommends a vote
                          FOR each of the proposed nominees.

          Other Directors:


                                                                             Number of
            Name, Age, Principal Occupation                                    Shares
                  and Directorships in          Serving Term    Director    Beneficially
               Other Public Corporations         Expiring         Since      Owned<FN1>
            _______________________________     ____________    ________    ___________
          Anthony J. Correro, III, 53               1996          1988           500
             Partner, Correro, Fishman &
             Casteix, L.L.P. (law firm)<FN5>

          Kenneth B. Dupont, 56                     1996          1987        38,864<FN6>
             Vice President of the Company;
             Director of First Citizens
             Bankstock, Inc. (bank holding
             company)<FN3>

          Albert L. Bossier, Jr., 62                1997          1985       290,259<FN7>
             Chairman of the Board, Chief
             Executive Officer, and President of
             the Company<FN3>

          Hugh A. Thompson, 60                      1997          1988         2,000
             Professor, School of Engineering,
             Tulane University<FN8>

          All directors and executive officers                               462,145
          as a group (7 persons)

        _____________________________

        <FN1>  None of the proposed nominees or directors beneficially owns in excess of one percent of the Common Stock, except Mr. Bossier, who beneficially owns two percent of such stock. The 462,145 shares of Common Stock beneficially owned by all of the Company's directors and executive officers as a group constitute 3.1% of the Common Stock.

        <FN2>  Until August 31,  1992,  Admiral  Donovan was in active duty with the U.S. Navy, most recently as Commander Military Sealift Command. Since September 1992, he has served as a consultant to various companies on maritime issues, and since November 1994 he has also served as Strategic Mobility Coordinator, PRC Inc.

        <FN3>  Messrs.  Bossier,  Kitchen  and  Dupont  are  the  executive officers of the Company for whom compensation information is disclosed in this Proxy Statement.

        <FN4>  Includes 9,205  shares  allocated  to Mr. Kitchen's Avondale
               Employee Stock Ownership Plan ("ESOP") account and 52,817 shares that he has the right to acquire under currently exercisable stock options.

        <FN5>  For more than five years prior to June 1994, Mr. Correro was a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

        <FN6>  Includes 8,660 shares allocated to Mr. Dupont's ESOP account and 13,204 shares that he has the right to acquire under currently exercisable stock options.

        <FN7>  Includes  18,419  shares  allocated  to Mr.  Bossier's  ESOP account and 111,989 shares that he has the right to acquire under currently exercisable stock options.

        <FN8>  Mr.  Thompson  was  the  Dean of the School of  Engineering,
               Tulane University, from 1976 to 1991.

                           __________________________


               During 1994, the Board of Directors held five regular meetings and seven special meetings. Each director of the Company attended at least 75% of the aggregate number of meetings held during 1994 of the Board and any committees on which he served. Members of the Board who are not officers receive an annual fee of $12,000 and an additional fee of $1,500 for each meeting of the Board or committee thereof attended, and they are permitted to defer all or some of their fees under a Directors' Deferred Compensation Plan adopted by the Company in 1989.
          Deferred fees earn interest at a rate of 8.5% per annum compounded annually, and are payable in five equal installments or a lump sum upon the earliest of the director's resignation, removal, attainment of age 65, or death. The provisions of the plan, including the interest rate payable on deferred fees, may be amended at any time by the Board of Directors. Each director is reimbursed for expenses incurred in attending meetings.

               The Board has an Audit Committee, of which Messrs. Correro, Harmeyer and Thompson are members, that meets periodically with the Company's management, independent public accountants and internal auditors to obtain an assessment of the financial condition and results of operations of the Company, to ensure the independence of the Company's independent accountants and to report to the Board with respect thereto. The committee met once during 1994. The Board also has a Compensation Committee, on which Admiral Donovan and Mr. Thompson serve, that determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan. The committee met once during 1994.

               The Board of Directors does not have a nominating committee. Any shareholder desiring to nominate persons for election to the Board must comply with the procedures established by the Company's Articles of Incorporation and By-laws. Such nominations must be made by written notice delivered to the Company's Secretary at its principal executive offices, 5100 River Road, Avondale, Louisiana 70094, and generally must be received no later than the close of business on the tenth day following the date on which notice of the annual meeting is mailed; provided that if notice or public disclosure of the date of the meeting is given or made to shareholders more than 55 days prior to the meeting, such nominations must be delivered to the Company's Secretary not less than 45 days nor more than 90 days prior to the meeting. The notice must include the following information with respect to each person the shareholder proposes to nominate: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company of which such person is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation), and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The notice must also include the following information with respect to the shareholder giving the notice: (i) the name and address of such shareholder and (ii) the class and number of shares of capital stock of the Company of which such shareholder is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation).


                                PRINCIPAL SHAREHOLDERS

               The following persons are, to the knowledge of the Company, the only persons that beneficially owned, as of March 14, 1995, more than five percent of the Common Stock, calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.


                                       Number of Shares
          Name and Address            Beneficially Owned     Percent of Class
          ________________            __________________     ________________
      Blanche S. Barlotta, R. Dean       7,095,734<FN1>           49.1%
        Church and Rodney J. Duhon, Jr.,
        as ESOP Trustees
        P. O. Box 50280
        New Orleans, Louisiana  70150

      R. B. Haave Associates, Inc.       1,153,900<FN2>             8.0%
        270 Madison Avenue,
        13th Floor
        New York, New York  10016

      Pioneering Management Corporation   1,312,000<FN3>            8.8%
        60 State Street
        Boston, Massachusetts 02109-1820


       <FN1> Voting  rights  of all shares allocated to ESOP  participants'
          accounts are passed through to the participants. There are currently no unallocated shares other than a nominal number of shares that have been forfeited by participants since January 1, 1995. Voting rights of unallocated shares are exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, the members of which are the ESOP Trustees and two other officers of the Company, Ernest F. Griffin, Jr. and Eugene
          E. Blanchard, Jr. Investment power over the ESOP shares is exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, provided the ESOP Trustees determine such direction to be consistent with their fiduciary duties.

       <FN2> Based   solely  upon  information  contained in a Schedule 13G
          filed by R. B. Haave Associates, Inc. on January 30, 1995. R. B. Haave Associates, Inc. is an investment adviser registered under the Investment Advisers Act of 1940.

       <FN3>  Based  solely   upon  information  provided   by   Pioneering
          Management Corporation. Pioneering Management Corporation is an investment adviser registered under the Investment Advisers Act of 1940 and shares investment power with respect to all of the shares reported.



                                EXECUTIVE COMPENSATION

          Summary of Executive Compensation

               The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers.

                                    SUMMARY COMPENSATION TABLE


                                                  Annual
                                               Compensation      Long Term Compensation
                                                                Awards         Payouts
                 Name                                          Securities
                 and                                           Underlying
              Principal                                        Options/          LTIP              All Other
              Positions             Year     Salary    Bonus   SARs(#)<FN1>  Payouts<FN1><FN2>   Compensation
              _________             ____     ______    _____   ___________   ______________      ____________
          Albert L. Bossier, Jr.    1994    $621,864   $46,640          0    $      0            $12,425<FN3>
          Chairman of the Board,    1993     543,224         0          0           0             17,384
          Chief Executive Officer   1992     545,728         0      7,650      35,640             17,718
          and President

          Thomas M. Kitchen         1994     290,952    21,821          0           0             10,080<FN4>
          Vice President, Chief     1993     254,179         0          0           0             13,551
          Financial Officer and     1992     255,350         0      3,400      15,840             14,565
          Secretary

          Kenneth B. Dupont         1994     218,112    16,358          0           0              3,329<FN5>
          Vice President            1993     190,526         0          0           0              4,145
                                    1992     191,404         0        850       3,960              6,424

          ________________________


       <FN1> Each  of  the  named  executive  officers  is a
             participant in the Company's Performance Share Plan and in the Company's Stock Appreciation Plan, both of which were adopted by the Company in 1985 prior to the sale (the "Spin-Off") of its Common Stock by its former corporate parent to a newly-formed Employee Stock Ownership Plan of which the Company's employees are participants. The ESOP borrowed a substantial portion of the purchase price from the Company (which in turn borrowed funds from a bank group) and, as an incentive to reduce this debt, at the time of the Spin-Off Mr. Bossier was awarded, pursuant to the terms of the
             Performance Share Plan, rights to acquire shares of the Company's Common Stock. Messrs. Kitchen and Dupont were awarded similar rights shortly before the execution of their respective Employment Agreements. The rights vested as certain Company performance goals, principally the reduction of the ESOP loan, were achieved. The LTIP Payouts disclosed in the Long-Term Compensation columns were non-discretionary and reflect, as of the date such shares were earned, the fair market value of the shares of Common Stock earned in accordance with the terms of each executive officer's award. Under the Performance Share Plan, each participant received cash, in lieu of shares of Common Stock, equal to the assumed income tax liability resulting from the settlement of the award. Options awarded in 1992 were granted pursuant to the terms of the Stock Appreciation Plan, which permits the Company to award options to acquire that number of shares of Common Stock for which cash has been received under the Performance Share Plan. With the retirement of the remaining balance of the ESOP loan in 1992, all rights awarded pursuant to the Performance Share Plan vested and all shares have been delivered to the participants.

       <FN2> Reflects the value of awards settled during the
             year indicated pursuant to the Company's Performance Share Plan. Awards are valued as of the date performance goals are met, and are settled with Common Stock and cash. The cash portion is equal to the assumed income tax liability resulting from the settlement of the award.

       <FN3> Consists   of   $3,584   in   medical   expense
             reimbursement and $8,841 in group life and disability insurance premiums.

       <FN4> Consists   of   $2,937   in   medical   expense
             reimbursement and $7,143 in group life and disability insurance premiums.

       <FN5> Consists   of   $1,108   in   medical   expense
             reimbursement and $2,221 in group life and disability insurance premiums.



          Stock Options and Stock Appreciation Rights

               The following table sets forth certain information concerning the exercise of options and stock appreciation rights during 1994 and unexercised options and stock appreciation rights on December 31, 1994.





                           AGGREGATED OPTION/SAR EXERCISES IN 1994 AND
                                FISCAL YEAR-END OPTION/SAR VALUES


                                                               Number of Securities              Value of Unexercised
                                Number of                     Underlying Unexercised           In-the-Money Options/SARs
                                 Shares                       Options/SARs at 12/31/94               at 12/31/94
                                Acquired        Value      _______________________________    ____________________________
         Name                  on Exercise     Realized    Exercisable<FN1>  Unexercisable    Exercisable    Unexercisable
         ____                  ___________     ________    _______________   _____________    ___________    _____________
    Albert L. Bossier, Jr.         None           $0           159,851           0              $55,080          $  0

    Thomas M. Kitchen              None            0            68,000           0               24,480             0

    Kenneth B. Dupont              None            0            17,000           0                6,120             0

          ________________________

        <FN1> All options are in tandem with stock appreciation rights.



          Pension Plans

             Messrs. Bossier, Kitchen and Dupont participate in a qualified defined-benefit pension plan (the "Qualified Pension Plan"), a non-qualified supplemental pension plan (the "Supplemental Pension Plan") and a non-qualified executive excess retirement plan (the "Excess Retirement Plan"), each of which is described below.

             Qualified Pension Plan. The Qualified Pension Plan covers all employees of the Company and certain subsidiaries who have attained the age of 21 and completed one year of service other than certain employees covered by collective bargaining agreements. The annual benefit payable to each participant upon retirement at age 65 is based upon (i) his or her total years of service with the Company, including credit for employment by the former corporate parent of the Company, and
          (ii) his or her average annual total compensation for the five consecutive calendar year period that is within the ten consecutive calendar years immediately preceding the calendar year of the earlier of his or her retirement or termination of employment and that results in the highest aggregate earnings. Reduced benefits are also payable upon a participant's death, disability or early retirement at age 55.

             A participant's benefit, which becomes vested after five years of service, is not subject to reduction for social security benefits but is reduced by the amount of an annuity purchased for each participant in 1985. The balance of a participant's benefit is then compared with the actuarially equivalent value of the shares of Common Stock and other assets allocated to his or her ESOP account. If the actuarially equivalent value of such shares is equal to or greater than the benefit (reduced as described above), no benefit is payable under the Qualified Pension Plan. If the actuarially equivalent value of such shares is less than the benefit (reduced as described above), the Qualified Pension Plan pays a benefit equal to the difference.

             The Internal Revenue Code of 1986, as amended (the "Code") limits the annual compensation upon which benefits may be calculated under a qualified pension plan to $150,000 for 1994 and restricts a participant's maximum annual benefit under a qualified pension plan to $118,800 for 1994. These limits are adjusted annually for inflation.

             Supplemental Pension Plan. The Supplemental Pension Plan covers those officers of the Company selected by the Board of Directors and certain participants in a prior pension plan of a predecessor corporation of the Company. Each participant receives a monthly benefit, payable when he attains age 65, equal to 15% of his total average monthly compensation for the five consecutive years out of the last ten consecutive years of his employment that results in the highest total monthly average compensation multiplied by a fraction (which cannot exceed one) the numerator of which is the participant's actual years of service and the denominator of which is the years of service the participant would have if his employment continued until he was at least 55 and had ten years of service. The benefit is not subject to reduction for amounts paid under the Qualified Pension Plan, social security benefits or the compensation and benefit limits imposed by the Code. Benefits are payable in reduced amounts to employees who retire between the ages of 55 and 65 and in further reduced amounts to employees with at least ten years of service who terminate their employment prior to the attainment of age 55.

             Excess Retirement Plan. The Excess Retirement Plan covers those participants in the Qualified Pension Plan and ESOP that the Board of Directors designates as participants in the Excess Retirement Plan. The benefits payable under this plan are derived from a formula that is designed to reimburse participants for certain benefits not otherwise payable under the Qualified Pension Plan and ESOP, including benefits not otherwise payable because of the (i) annual compensation and benefit limits imposed by the Code on qualified plans, which are discussed above in the sections describing the Qualified Pension Plan and
          (ii) provisions of the Qualified Pension Plan that operate to reduce benefits for participants who retire or terminate their service prior to age 65. Benefits payable under the plan are in addition to amounts payable under the Qualified Pension Plan and the Supplemental Pension Plan, and are not subject to reduction for social security benefits.

             Aggregate Benefits Payable Under the Pension Plans. The following table reflects the aggregate annual benefits under the Qualified Pension Plan, Supplemental Pension Plan and Excess Retirement Plan that an executive officer with the years of service and average annual earnings (as calculated in accordance with the Qualified Pension Plan and Supplemental Pension Plan) indicated can expect to receive under the plans upon retirement at age 65. The benefits under the Qualified Pension Plan and the Excess Retirement Plan are offset by the actuarially equivalent value of the shares of Common Stock and other assets allocated to the ESOP account of each participant. This offset is not reflected in the table below.




                                                              Avondale Industries, Inc.
                                                        Estimated Annual Retirement Benefits
                                                        (Before Reduction for ESOP Benefits)

                                                                  Years of Service
          Average            _______________________________________________________________________________________
           Annual            15 years       20 years        25 years        30 years        35 years        40 years
          Earnings           _______         _______         ________       ________        ________        ________
          ________
          $200,000           $75,000         $90,000         $105,000       $120,000        $135,000        $150,000
           250,000            93,750         112,500          131,250        150,000         168,750         187,500
           300,000           112,500         135,000          157,500        180,000         202,500         225,000
           350,000           131,250         157,500          183,750        210,000         236,250         262,500
           400,000           150,000         180,000          210,000        240,000         270,000         300,000
           450,000           168,750         202,500          236,250        270,000         303,750         337,500
           500,000           187,500         225,000          262,500        300,000         337,500         375,000
           550,000           206,250         247,500          288,750        330,000         371,250         412,500
           600,000           225,000         270,000          315,000        360,000         405,000         450,000
           650,000           243,750         292,500          341,250        390,000         438,750         487,500
           700,000           262,500         315,000          367,500        420,000         472,500         525,000
           750,000           281,250         337,500          393,750        450,000         506,250         562,500
           800,000           300,000         360,000          420,000        480,000         540,000         600,000
           850,000           318,750         382,500          446,250        510,000         573,750         637,500




               Compensation covered by the plans consists of
          salary, bonus and automobile allowance. Covered compensation for Messrs. Bossier, Kitchen and Dupont equals the amount reported in the Summary Compensation Table under the heading "Annual Compensation" plus the automobile allowance. Messrs. Bossier, Kitchen and Dupont have 38, 17 and 31 years of service, respectively, under each of the plans. The Company may establish a trust to fund the amounts accruing under the Supplemental Pension Plan and the Excess Retirement Plan, but participants' rights to these trust assets would be no greater than the rights of unsecured creditors.

          Employment Agreements

               All  amounts  set  forth  under  the  heading
          "Salary" in the Summary Compensation Table were paid under employment agreements between the Company and each executive officer (the "Employment Agreements") which provide for fixed base salaries and for annual bonuses as determined by the Board of Directors. The Company entered into the Employment Agreement with Mr. Bossier at the time of the Spin-Off in 1985 and with Messrs. Kitchen and Dupont in 1987, the year preceding the Company's initial public offering. In December
          1994 the Company extended the term of the Employment Agreements from December 31, 1996 to December 31, 1997. After December 31, 1997, the employment of each executive officer continues from year to year, subject to the right of the Company or the employee to terminate such employment without cause at December 31, 1997 or on any subsequent December 31 (a "normal termination date"), by giving at least 60 days prior written notice to the other. Termination of employment that is properly effected by either party with respect to a normal termination date is not a breach of the Employment Agreement. Under the Employment Agreements, base salaries may be increased but not decreased by the Board and bonuses are fixed from time to time by the Board, provided that Mr. Bossier may not be paid a bonus in an amount less than the bonus paid for the immediately preceding year. For fiscal years 1991 through 1993 Mr. Bossier waived his rights under this provision and did not receive a bonus.

               Under  the  Employment   Agreements,  if  the
          employment of an executive officer is terminated by the executive officer for certain specified reasons or by the Company (at any time other than a normal termination date) for any reason other than cause (as defined therein), the executive officer is entitled to a lump sum severance payment equal to three times the sum of his annual salary and annual bonus, which amount is reduced if the executive officer's employment is terminated after age 62. If the employment of any of Messrs. Bossier, Kitchen or Dupont is terminated under circumstances giving rise to their entitlement to claim their severance benefits, the lump sum severance payments to which each would currently be entitled are approximately $2,005,512, $968,919 and $726,378, respectively.

               The severance benefits payable under the Employment Agreements also include the continuation of health and insurance benefits, and supplemental lump sum pension benefits. These supplemental pension benefits are based upon compensation and are reduced by benefits earned under the Qualified Pension Plan. If supplemental pension benefits are paid as part of an executive officer's severance benefits under an Employment Agreement, benefits otherwise payable to him under the Excess Retirement Plan are reduced. To the extent that any executive officer had shares of Common Stock withheld from allocation to his ESOP account because of the limits imposed by the Code, the Company has agreed to pay to him the fair market value of such shares upon termination of his employment.

          Compensation  Committee   Interlocks  and  Insider
          Participation

               The members of the Compensation Committee of the Board of Directors are Mr. Thompson and
          Admiral Donovan, neither of whom is, or was formerly, an officer or employee of the Company or any of its subsidiaries, nor has or had any other significant relationship with the Company. The Compensation Committee determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

               Mr. Correro was also a member of the Compensation Committee until July 25, 1994, although the Compensation Committee did not meet during 1994 at any time when he was a member. For more than five years prior to June 1994, Mr. Correro was one of 85 partners of the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., which was paid $210,280 during the first five months of 1994 by the Company for legal services rendered. Since June 1994, Mr. Correro has been one of three partners of the law firm of Correro, Fishman & Casteix, L.L.P., which was paid $650 during the last seven months of 1994 by the Company for legal services rendered.

          Compensation   Committee   Report   on   Executive
          Compensation

               The Compensation Committee (the "Committee") of the Board of Directors furnished the following report with respect to compensation paid to the executive officers of the Company in 1994:

               Under the By-laws of the Company, the Committee, which is required to be made up of outside independent directors, determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan. Since August 11, 1994, the Committee has been comprised of Mr. Thompson and Admiral Donovan. Prior to that date, Messrs. Correro and Thompson made up the Committee.

               As  disclosed under  the  heading  "Executive
          Compensation - Employment Agreements," each of the Company's three executive officers has an employment agreement with the Company that, as extended by the Committee in December 1994, may not be terminated prior to December 31, 1997 and provides among other things, that the Board of Directors has only the authority to increase, and not decrease, each executive officer's base salary (and, in the case of Mr. Bossier, his annual bonus) as compared to the amount paid for the immediately preceding year. The Committee approved the contract extension in recognition of such persons' significant contributions to the improvement in the Company's financial position during 1994, including the establishment of a new line of credit, the settlement of a tax controversy and other contingencies with the former corporate parent of the Company, and the successful refinancing (and corollary reduction in interest expense) of Industrial Revenue Bonds issued on behalf of the Company. The Committee also believes that through the extension of the Employment Agreements the Company will be assured of the continued benefit of this management group's experience in order to meet future challenges in the shipbuilding industry. Mr. Bossier entered into his Employment Agreement at the time of the Spin-Off in 1985, and Messrs. Kitchen and Dupont entered into their respective Employment Agreements in 1987, the year preceding the Company's initial public offering.

               In February 1992, each executive officer agreed to a ten percent reduction in his cash compensation as part of an overall ten percent reduction in compensation paid to all of the officers of the Company. The ten percent reduction was rescinded in December 1993 following the successful settlement of certain Requests for Equitable Adjustment that the Company had filed with the U.S. Navy relating to certain significant shipbuilding contracts of the Company. Accordingly, 1994 salaries were restored to 1991 levels and were increased an additional 3.5% as a cost of living adjustment, in conjunction with an overall increase in salaries for Company employees generally.

               No bonuses were paid to executive officers from 1990 until 1994. In order to reward the executive officers for their contributions to the Company's return to profitability in 1994, the Committee awarded cash bonuses to each of the executive officers. Each of the three executive officers received a bonus equal to 7.5% of his annual salary.

               Although no stock options or other stock based awards were granted to executive officers in 1994, each of the executive officers continues to hold stock options granted in earlier years.

               Under the Omnibus Budget Reconciliation Act enacted in 1993, publicly held companies may be prohibited from deducting as compensation expense for federal income tax purposes total remuneration paid in a single year to certain executive officers that is in excess of certain statutory limits. When making its future compensation decisions, the Compensation Committee intends to consider the effects of this new law on the Company.



            Hugh A. Thompson              Francis R. Donovan

          Performance Graph

               The graph and corresponding table below compare the cumulative total shareholder return on the Company's Common Stock from December 31, 1989 to December 31, 1994 with the cumulative total return on a NASDAQ index and a peer group index, in each case assuming the investment of $100 on December 31, 1989 at the closing price on that date and reinvestment of dividends. The peer group index consists of Bethlehem Steel Co., General Dynamics Corp., McDermott International Inc., Tenneco Inc., Todd Shipyards Corp. and Trinity Industries Inc., and the returns of each issuer are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.








                         [insert graph here]





                                         Cumulative Total Shareholder Return
                Index                              December 31,
                _____             ______________________________________________
                                  1990      1991       1992       1993      1994
                                  ____      ____       ____       ____      ____
               The Company        50.79     35.66      20.53      63.76     67.00

               Peer Group         79.68     71.15     104.39     164.91    147.54

               NASDAQ             81.12    104.14     105.16     126.14    132.44

                                  _______________________________________________




                         CERTAIN TRANSACTIONS

               The law firm of Blue Williams, L.L.P., of which a son of Mr. Albert L. Bossier, Jr., a director and the chief executive officer of the Company, is a partner, was paid $679,161 in 1994 by the Company for legal services rendered.

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of beneficial ownership, and changes in beneficial ownership, of the Common Stock of the Company. Messrs. Bossier, Kitchen, Dupont and Bruce L. Hicks (chief accounting officer of the Company), and Messrs. Blanchard, Church, Duhon and Griffin and Ms. Barlotta (members of the Administrative Committee of the ESOP) inadvertently filed late their Annual Statement of Beneficial Ownership (Form 5) for the 1994 fiscal year to report the allocation of shares of Common Stock to each of their individual ESOP accounts.


                        SHAREHOLDER PROPOSALS

               Set  forth   under   this  heading  are  five
          shareholder proposals, all of which are unanimously opposed by the Company's Board of Directors. As noted in further detail below under the headings "Shareholder Proposals Submitted Pursuant to Rule 14a-8 of the Proxy Rules" and "Additional Shareholder Proposals," three of the proposals were submitted to the Company pursuant to Rule 14a-8, and therefore, in accordance with such rule, each of those proposals is set forth in full below and is accompanied by the proponent's statement in support thereof. With respect to the other two proposals, the Company was notified in early March by a so-called "Avondale Shareholder Committee" of such committee's intention to present these two additional proposals at the Annual Meeting. In accordance with the proxy rules, the two proposals of the "Avondale Shareholder Committee" are not set forth in this proxy statement and have not been accompanied by any supporting statements. Your board of directors unanimously recommends a vote AGAINST each of the shareholder proposals.

          STATEMENT BY THE BOARD OF DIRECTORS IN
          OPPOSITION TO ALL FIVE SHAREHOLDER PROPOSALS

               The  Board  of  Directors believes  that  the
          shareholders of the Company are entitled to know who is responsible for the five shareholder proposals. The three proposals submitted under Rule 14a-8 (the "Rule 14a-8 Proposals"), and the statements in support thereof, were submitted to the Company by three Company employees, Messrs. Preston Jack, Donald Mounsey and Steve Rodriguez, each of whom holds his shares of the Company's Common Stock as participants in the Avondale Employee Stock Ownership Plan (the "ESOP"). The Board of Directors is convinced that the three nominal shareholder proponents are acting at the direction of the United Brotherhood of Carpenters and Joiners of America (the "UBC") and its affiliate, the Metal Trades Department, AFL-CIO (the "AFL-CIO", and collectively with the UBC, the "Union"). The two additional proposals (the "Additional Proposals") were submitted by a committee that is controlled by Union organizers. The author of the letter notifying the Company of these "Additional Proposals" is Mr. Ed Durkin, Director Special Programs Department of the Union, who is a full-time Union professional, and, who, to the Company's knowledge, is not a shareholder of the Company. The submission of these five shareholder proposals follows last year's Union-sponsored proxy campaign and is consistent with the Union's intention to use the proxy process as a tactic in its "corporate campaign" against the Company to advance Union-related goals.

               To understand why the Union continues to pursue its corporate campaign, it is necessary to view the proposals in the context of the Union's continuing efforts to organize certain of the Company's employees. As previously reported, in June 1993 an election was held to determine whether certain employees of the Company desired to be represented by the Union. The National Labor Relations Board is in the process of determining the final outcome of the election. Since the 1993 election, the Union has conducted a much-publicized "corporate campaign" against the Company. As part of that campaign, in 1994 the Board believes the Union was behind the organization of a "Shareholders Committee" that unsuccessfully attempted to garner support for six shareholder proposals that the "Shareholders
          Committee"   caused  to  be  introduced   at   the
          Company's 1994 Annual Meeting.

               Moreover, the Union has not limited its corporate campaign to the periodic harassment of the Company through the proxy process. Indeed, during the past 18 months, the Union has also employed a variety of other tactics to harass management and call negative attention to the Company, including filing numerous and redundant unfounded complaints with various regulatory agencies, the overwhelming majority of which were dismissed as being without any basis. The Board of Directors believes that it is clear that none of these actions is motivated by concern over the well-being of the Company or its employees, or by a desire to promote the interests of the shareholders, but instead are merely tactical acts intended to distract and harass the Company's management and cause unwarranted negative publicity for the Company.

               The Union has acknowledged that it was the driving force behind the proposals submitted at the Company's 1994 Annual Meeting. Three of the five proposals submitted for the 1995 Annual Meeting ("Compensation Committee," "Confidential Voting" and "Board Declassification") are substantially identical to proposals submitted by the Union's Shareholders Committee at the 1994 Annual Meeting, all three of which, along with three additional proposals submitted by the Shareholders Committee for the 1994 Annual Meeting, were overwhelmingly rejected by the Company's shareholders. Notwithstanding its undeniable lack of success at the 1994 Annual Meeting, the Union's "Shareholders Committee" publicly vowed to attend the next annual meeting and continue its "shareholder activity," and the Union has continued its abusive practices in connection with the 1995 Annual Meeting.

               As evidence of the Union's substantial manipulation of the three nominal proponents of the Rule 14a-8 Proposals for its own ends, it is worth noting that all three Rule 14a-8 Proposals for the 1995 Annual Meeting were delivered to the Company by courier in a single envelope bearing the Union's legal counsel's address as the return address. The transmittal letters accompanying the three proposals were identical and we note that the three statements in support of the proposals have been written in the plural voice using such terms as "it is our belief" and "we urge you to vote for . . ." (emphasis added). Identical letters setting forth proof of each proponent's claim of eligibility were mailed together in a single envelope containing the Union's address as the return address. And, in additional correspondence in support of the proposals, Mr. Ed Durkin, one of three Union spokesmen at the 1994 Annual Meeting and co-chair of the Council of Institutional Investors and director of special programs at the United Brotherhood of Carpenters, wrote on behalf of all of the proponents.

               With   respect   to  the  individual  nominal
          proponents of the Rule 14a-8 Proposals, we note that Messrs. Mounsey and Rodriguez were named as members of the Union's "Shareholders Committee" in the Union's proxy materials for the 1994 Annual Meeting. Additionally, all three of the proponents, each of whom has a small amount of Avondale common stock allocated to his ESOP account, have caused unfair labor practice charges to be filed against the Company by the Union on their behalf. In each case the charges allege that the Company discriminated against the proponent because of his Union membership and/or activities. In the case of Messrs. Jack and Rodriguez, these charges were withdrawn. In the case of Mr. Mounsey, many charges have been filed with the NLRB on his behalf by the Union against the Company alleging that the Company discriminated against or harassed Mr. Mounsey because of his Union support and activity, however, nearly all of these charges have been withdrawn or the NLRB has refused to issue a complaint on them.

               The Company has opposed the Union because the
          Board  of  Directors and  management  believe  the
          Union is not in the best interests of the Company's employees or shareholders. The Company believes that remaining non-union positively contributes to its current competitive posture. The Company's Board of Directors and management believe that the goals of the Union, through the activities of the so-called "Shareholders Committee" in 1994 and through the foregoing shareholders proposals of the Union's nominal proponents and its Shareholders Committee in 1995, are to attempt to discredit the Company's management and weaken the Company's resolve in opposing the Union. The Company is just one of many companies that have recently been the target of this union tactic of fostering proxy contests or sponsoring so-called "reform resolutions," which the Company's Board of Directors and management believe is an inappropriate way to address labor matters.

               It is apparent to your Board of Directors that the proposals and the Union's corporate campaign are not in any sense motivated by a legitimate desire to advance your best interests as a shareholder. Instead, the Union's tactics are a misguided effort to pressure management to accede to the Union's demands as well as to give to the Company's employees the appearance that the Union is actively working on their behalf. The Board of Directors asks for your vote against each of the five shareholder proposals in order to discourage the Union from continuing to employ its abusive tactics. However, in addition to objecting to these proposals because they are Union-sponsored, the Company's Board of Directors and management also believe that each of the proposals should be rejected by the shareholders for the reasons set forth under the Company's specific "Statements in Opposition" which immediately follow each of the five proposals or, as applicable, the proponent's statement in support thereof.

          SHAREHOLDER PROPOSALS SUBMITTED PURSUANT
          TO RULE 14A-8 OF THE PROXY RULES

               The  following  three  shareholder  proposals
          were submitted by Messrs. Preston Jack, Donald Mounsey and Steve Rodriguez, respectively, each of whom has notified the Company that he is the beneficial owner of more than $1,000 of the Company's common stock and intends to remain a beneficial holder of these shares through the date of the 1995 annual meeting of shareholders. Information regarding the addresses of each of these shareholders will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor. For the reasons set forth in its Statement in Opposition above and its individual Statements in Opposition immediately following each proposal, none of these proposals is supported by the Board of Directors and the Board of Directors unanimously urges you to vote AGAINST each of the three proposals.

          A.   Shareholder Proposal Regarding Composition of
               Compensation  Committee  (Item   2   on   the
               accompanying Proxy Card)

               The resolution submitted by Mr. Jack is as follows:

                    RESOLVED:   To  amend  Section  5.2  and
               Section 5.4 of Avondale Industries, Inc.'s ("Corporation") bylaws by replacing the existing language with the following combined
               Section:

                    5.2  Compensation Committee

                         The   Board   shall   establish   a
                    Compensation  Committee  consisting   of
                    three independent directors. For these purposes, the definition of independent director shall mean a director who:

                    .    has  not   been   employed  by  the
                         Corporation or an affiliate  in  an
                         executive  capacity within the last
                         five years;

                    .    is not an employee of a corporation
                         or member of  a firm that is one of
                         the Corporation's  paid advisers or
                         consultants;

                    .    is  not  employed by a  significant
                         customer,  supplier  or provider of
                         professional services;

                    .    has  no personal services  contract
                         with the Corporation;

                    .    is not  employed by a foundation or
                         university       that      receives
                         significant  grants  or  endowments
                         from our Corporation;

                    .    is not a relative  of  an executive
                         officer of the Corporation.

                         The  Compensation  Committee  shall
                    determine the general compensation to be paid to employees of the Corporation and shall administer the Performance Share Plan and the Stock Appreciation Plan. Members of the Compensation Committee shall be selected by the entire Board.

          Shareholder's Supporting Statement

               The methods and criteria for evaluating and compensating managers sets the incentive structure for how those managers will direct our Corporation and therefore has a major impact on overall Corporation performance. Accordingly, the interests of shareholders are best served when management compensation decisions are made by independent-minded individuals free from potential conflicts of interest.

               Currently, Section 5.2 of our Corporation's by-laws establishes a "Compensation Committee," composed of two directors, to determine "general compensation" for employees and Section 5.4 establishes a "Stock Awards Committee," composed of three directors, to administer the Performance Share Plan and the Stock Appreciation Plan.
          Section 5.2 and Section 5.4 both grant the Chairman, President and CEO the sole authority to appoint members of each of these committees.
          Section 8.1 (Designations) of the by-laws provides that the offices of Chairman, Chief Executive Officer and President are to be held by a single person, currently Al Bossier.

               One of the members of both committees, Mr. Anthony J. Correro, III, is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre which was paid $813,879 in 1993 by our Corporation for legal services rendered. It is our opinion that Mr. Correro's presence on these committees, based on his law firm's business with the Corporation, raises fair questions about this objectivity in making decisions concerning Mr. Bossier's compensation.

               It  is  our  belief  that  our  Corporation's
          Chairman, Chief Executive Officer and President should not be selecting the members of the Board committees that determine executive compensation. We believe that this selection process raises potential conflicts of interest and compromises the integrity of the management compensation process. Accordingly, we contend that directors who meet the standards of independence set for in the above by-law amendment are best able to pass judgment on the type and level of compensation for executive officers.

          Board of Directors' Statement in Opposition

               Prior to receipt of the shareholder proposals, the Company amended its bylaws to provide that its Compensation Committee would consist entirely of independent directors. The Company's definition of independence is modeled on Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code, both of which are legislative and regulatory initiatives designed to foster the independence of the compensation committee from management. The Company's definition of independence excludes, among others, any person who receives remuneration from the Company, directly or indirectly, in any capacity other than as a director, including payments to an entity by which the director is employed if the amount of such remuneration exceeds the lesser of $60,000 or 5% of the gross income of the employing entity. This definition provides a clear and objective standard of independence that achieves the goal of assuring that the Compensation Committee has as its members directors who are independent of management. After it received the proposal, the Company made the Union aware that it had already taken steps to ensure the independence of its Compensation Committee through its bylaw amendment but the Union has continued to support its own proposal. If the Board were to adopt the narrow definition of independence proposed by the Union, it would be precluded from appointing to its Compensation Committee many persons who, precisely because of their relationship with the Company, are often the most knowledgeable and familiar with the Company and its operations, and thus are in the best position to advance the interests of the Company and its shareholders.

               Since September 1994, the Compensation Committee has consisted solely of Mr. Hugh Thompson and Vice Admiral Francis Donovan (U.S. Navy Retired), both of whom meet the definition of independence set forth in the by-laws. We note that Mr. Jack's statement in support of his proposal incorrectly states that Mr. Anthony J. Correro, III is a member of the Company's Compensation Committee.

          B.   Shareholder  Proposal  Regarding  Shareholder
               Rights Plan (Item 3 on the accompanying Proxy
               Card)

               The resolution submitted by Mr. Mounsey is as follows:

                    RESOLVED:    That  the  shareholders  of
               Avondale Industries, Inc. ("Company") urge the Board of Directors to redeem the rights issued pursuant to the Stockholder Protection Rights Plan (unilaterally adopted by our Board of Directors on September 26, 1994) unless a majority of voting shares approve of these rights at a meeting of shareholders held as soon as is practical.

          Shareholder's Supporting Statement

               Our Company's Stockholder Protection Rights Plan, commonly referred to as a "poison pill," is an extremely powerful anti-takeover device that was unilaterally adopted by Avondale Industries, Inc.'s board of directors on September 26, 1994. We believe anti-takeover defenses like poison pills reduce shareholder value over the long-run by (1) entrenching management, thus reducing the ability of shareholders to replace management in the event of poor performance; and (2) reducing the probability that someone will make a bid for Company shares at above market value.

               While our Company's rights plan is written in complicated legal jargon, it can be explained quite simply. Absent a poison pill, a bidder for our Company could make an offer to all shareholders to buy their holdings at a fixed price above the market value without the prior approval of the board of directors. Shareholders have the option to either accept the offer and tender their shares or reject the offer if they believe the premium offered is insufficient compensation. With a poison pill in place, a bidder must de facto receive the blessing of the board of directors prior to making an offer to shareholders. Absent that blessing, the board of directors can declare the bidder unfriendly and trigger the poison pill.

               Avondale's poison pill will be triggered when
          an "acquiring person" acquires 15% of our Company's outstanding common stock. Once triggered, the poison pill allows all shareholders, EXCEPT THE ACQUIRING PERSON, to buy shares of Company common stock at half the current market price. This will dilute the value of the acquiring person shareholdings by about 50%. This threat of dilution poses such a risk to a bidder, that they are forced to negotiate a takeover with the board of directors.

               The argument that a board of directors needs a poison pill in order to negotiate a better offer from bidders or prevent so-called "abusive takeover practices" is deceptive. In 1986, the Office of the Chief Economist of the U.S. Securities and Exchange Commission issued a study entitled The Effects of Poison Pills on the Wealth of Target Shareholders that concluded "Poison pills are not in the best interest of shareholders."

               We strongly believe that it is the shareholders (who are the owners of the Company), not the directors and managers (who merely act as agents for the owners), who should have the right to decide what is or is not a fair price for their shareholdings. Our Company's poison pill takes this decision away from shareholders by forcing bidders to negotiate with the board.

               We urge you to VOTE FOR THIS RESOLUTION.

          Board of Directors' Statement in Opposition

               In adopting a shareholder protection rights plan (the "Rights Plan"), the Company's goal was (and still is) to protect the interests of the Company and all shareholders. The Rights Plan is designed to protect against attempts to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally. Such practices can, and are often intended to, pressure shareholders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Plan is intended to create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Plan is not intended to, and will not, prevent unsolicited, non-abusive offers to acquire the Company at a fair price. The Rights Plan simply strengthens the ability of the Board to fulfill its fiduciary responsibilities to the Company's shareholders because it provides the Board with the opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder. Of course, in deciding whether to redeem the rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

               The  Board  of Directors adopted  the  Rights
          Plan in September 1994 following its review of comprehensive analytical materials presented to the Board by a well-regarded independent investment banking firm and special outside legal counsel and a face-to-face presentation made by such investment banking firm and legal counsel to the Board. Based on such review and the respective advice of such firms, the Board believes that the adoption and continuing existence of the Rights Plan is in the best interests of the Company and shareholders and will not deter a suitably-financed offer that is made at a fair price to all shareholders. The success of any such offer will of course depend on various factors, including the source of the bidder's financing. More than 1,000 U.S. corporations, including other companies engaged in businesses similar to the Company's, have adopted shareholder protection plans similar to the Rights Plan, including Western Atlas, Inc., Litton Industries Inc., McDermott International Inc., McDonnell Douglas Corp., Reebok International Ltd., Philip Morris Cos. Inc., Georgia-Pacific Corp and Walt Disney Co.

               Under  Louisiana  law,   the  Board  has  the
          responsibility to manage and direct the Company's business and affairs, and the Board believes that the adoption of the Rights Plan was a valid exercise of that responsibility. The Board believes that the decision to redeem the rights should be made in the context of a specific acquisition proposal. To do so at this time would be to strip the Company's shareholders of protection in the event of an unsolicited offer and, in the Board's view, potentially reduce the long-term value for all shareholders.

          C.   Shareholder  Proposal  Regarding Confidential
               Voting  (Item  4  on  the accompanying  Proxy
               Card)

                    The   resolution   submitted    by   Mr.
               Rodriguez is as follows:

                    RESOLVED:    To  amend  Section  2.7  of
               Avondale Industries, Inc.'s ("Corporation") by-laws by adding the following language after the existing language:

                    The voting of all proxies,  consents and
               authorizations be secret, and no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Corporation's state of incorporation. Further, the receipt, certification and tabulation of such votes shall be performed by independent election inspectors.

          Shareholder's Supporting Statement

               It is the proponent's believe that it is vitally important that a system of confidential proxy voting be established at our Corporation. Confidential balloting is a basic tenet of our political electorial process that ensures its integrity. The integrity of corporate board elections should also be protected against potential abuses given the importance of corporate policies and practices to corporate owners and our national economy.

               The implementation of a confidential voting system would enhance shareholder rights in several ways.

               First, absent confidential voting, incumbent managers and directors have the power to review incoming proxies prior to a tabulation of votes and resolicit proxies from shareholders voting against management. Independent board candidates and shareholders submitting advisory proposals or by-law changes are not allowed to see proxy votes. This non-confidential system provides an unfair advantage to incumbents.

               Second, in protecting the confidentiality of the corporate ballot, shareholders would feel free to oppose management nominees and issue positions without fear of retribution. This is especially important for professional money managers whose business relationships can be jeopardized by their voting positions.

               Finally, it is our belief that the enhancement of the proxy voting process would change the system where too often shareholders vote "with their feet," not with their ballots. This change would help to develop a long-term investment perspective where corporate assets could be deployed, and used in a more effective and efficient manner.

               Confidential voting is gaining popularity. Approximately 156 major U.S. publicly-traded companies had adopted confidential proxy voting procedures for corporate elections. The list of Fortune 500 companies with confidential voting includes AT&T, U.S. West, American Express, American Brands, Coca Cola, CitiCorp, Gillette, Exxon, Sara Lee, J.P. Morgan, Bear Stearns, General Electric, General Mills, General Motors, Colgate-Palmolive, American Home Products, Honeywell, Avon Products, 3M, Du Pont, Boeing, Lockheed, Rockwell International, Amoco, Mobil, Eastman Kodak, IBM, Xerox and many others. It's time for our Corporation to do the same.

               For the reasons outlined above, we urge you to VOTE FOR THIS PROPOSAL.

          Board of Directors' Statement in Opposition

               The   Board  does  not   believe   that   the
          implementation of this proposal is justified. Under the terms of the ESOP, employees and other participants in the ESOP already vote confidentially, with their votes tabulated by a "Big Six" auditing firm. The participant's voting cards are returned directly to the auditing firm and no information regarding how individual participants vote is provided to the Company's management. Moreover, any other shareholder desiring to have his or her ownership and vote confidential has a means readily available to do so merely by placing his or her shares in a nominee account. Thus, the Board of Directors does not believe the adoption of a system of confidential voting is warranted.

          ADDITIONAL SHAREHOLDER PROPOSALS

               On March 13, 1995, the Company was advised by the UBC that a so-called "Shareholder Committee," which includes as its members the UBC, John Meese, President of the AFL-CIO, and certain other participants in the ESOP, would also present the following two additional shareholder proposals for a vote of the Company's shareholders at the 1995 Annual Meeting:

               1.   Shareholder    Proposal   Regarding
                    Declassification  of  the  Board of
                    Directors    (item    5    on   the
                    accompanying Proxy Card); and

               2.   Shareholder    Proposal   Regarding
                    Bylaw Adoption, Amendment or Repeal
                    Process (item 6 on the accompanying
                    Proxy Card).

               For the reasons set forth in its Statement in Opposition above and in its individual Statements in Opposition to each of these proposals set forth below, neither of these proposals is supported by the Board of Directors and the Board of Directors unanimously urges you to vote AGAINST each of the proposals, if they are presented at the Annual Meeting.

          Board  of Directors' Statement  in  Opposition  to
          Board Declassification Proposal

               The Company's Board is divided into three classes of directors serving three-year staggered terms, with one class being elected each year. The Board believes the election of directors by classes is advantageous to the Company and its shareholders because, by providing that the directors will serve three-year terms rather than one-year terms, it enhances the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board. This, in turn, permits the Board to represent more effectively the interests of all shareholders, including responding to circumstances created by demands or actions of a single shareholder or a small group of shareholders. Board classification is also intended to deter any person seeking to acquire control of the Company from initiating such action through a surprise proxy contest designed to result in a change of control of the Company in a single election. Finally, the Board notes that this provision of the Company's Articles of Incorporation was approved by the Company's shareholders in 1990 when they voted upon the reincorporation of the Company in Louisiana.

          Board  of Directors' Statement  in  Opposition  to
          Bylaw  Adoption,   Amendment   or  Repeal  Process
          Proposal

               The Board does not believe the implementation
          of this proposal is justified. Currently the Company's Articles and bylaws provisions regarding bylaw amendments permit the bylaws to be adopted, amended, or repealed by a majority of the Board, subject to the power of the holders of 80% of the voting power of the Company to amend or repeal any bylaws so made. Other than the specific percentage vote of the shareholders required, this provision follows the Louisiana Business Corporation Law. The Board believes that vesting the Board of Directors with this authority, subject to the right of a substantial majority of shareholders to undo any bylaw provisions adopted by the Board, strikes the appropriate balance between shareholders and the Board regarding bylaw amendments.

               In so concluding, we note that the Louisiana Business Corporation Law provides that the business and affairs of a corporation is to be managed by a board of directors, and the Board believes it can best fulfill its statutory duties and participate in the management and control of the Company under the current bylaw amendment process. The Board believes that in order to properly discharge its responsibilities, it needs the ability to effect amendments to the bylaws, the set of rules governing the internal affairs of the Company, without the limitations set forth in the proposal, which would prevent the Board from adopting bylaws with any lasting effect without ratification by a vote of two-thirds of the total voting power of the Company. Such a provision is extremely unusual and cumbersome for a public company and would unduly burden the Board in exercising its statutory and fiduciary duties with respect to the Company. In conjunction with the broad management powers given to the Board by Louisiana law, each member of the Board owes fiduciary duties to the Company and its shareholders. Under Louisiana law, members of the Board may breach their fiduciary responsibility even if they followed the expressed wishes of the majority of shareholders. Because of this risk of liability and the statutorily imposed duty of the Board to manage the affairs of the Company, the Board believes it requires the degree of independence of decisions and discretion regarding changes to the Company's bylaws currently existing. Additionally, this provision of the Company's Articles of Incorporation was approved by the Company's shareholders in 1990 when they voted upon the reincorporation of the Company in Louisiana.


                            OTHER MATTERS

          Quorum and Voting of Proxies

               The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. If a quorum is present, directors will be elected by plurality vote and the vote of a majority of the shares of Common Stock present or represented at the Annual Meeting will decide all other questions properly brought before such meeting. If a quorum is not present, those shareholders present may adjourn the meeting to such time and place as they may determine; however, with respect to the election of directors, the meeting may be adjourned only from day to day until such directors are elected. Those shareholders who attend the second of such adjourned meetings will constitute a quorum for the purpose of electing directors.

               All proxies in the form enclosed that are received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and against each of the five shareholder proposals.

               Shares as to which proxy authority to vote for any nominee for election as a director is withheld by a shareholder and shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("broker non-votes") will not be counted as voted for any affected nominees. With respect to any matter other than the election of directors that is properly before the Annual Meeting, abstentions will have the effect of a vote against the proposal and broker non-votes will be counted as not present with respect to the proposal.

               The Board of Directors does not know of any matters to be presented at the Annual Meeting other than the election of directors and the five shareholder proposals. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

          Independent Public Auditors

               The Board of Directors has appointed Deloitte & Touche as independent auditors of the Company for the fiscal year ended December 31, 1995. Deloitte & Touche and its predecessors have served as the Company's auditors since 1987. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          Shareholder Proposals for 1996 Annual Meeting

               Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials relating to the 1996 annual shareholders' meeting must forward the proposal to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company prior to November 30, 1995.



                            BY ORDER OF THE BOARD OF DIRECTORS




                                    Thomas M. Kitchen
                                        Secretary

          Avondale, Louisiana
          March 28, 1995

                              AVONDALE INDUSTRIES, INC.
                                POST OFFICE BOX 50280
                              AVONDALE, LOUISIANA  70150

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVONDALE INDUSTRIES, INC.

                The undersigned  hereby appoints Bruce L. Hicks and Kenneth
          G. Myers, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Avondale Industries, Inc. held of record by the undersigned on March 21, 1995 at the annual meeting of stockholders to be held on April 28, 1995, or any adjournment thereof.


                                 COMPANY PROPOSALS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW:

1. Election of Directors

   [  ] FOR all nominees listed below (except           [  ] WITHHOLD AUTHORITY
        as marked to the contrary below)                     to vote for all
                                                             nominees listed
                                                             below

INSTRUCTIONS:   To withhold authority to vote for any nominee, strike a line through the nominee's name listed below.


Francis R. Donovan            William A. Harmeyer           Thomas M. Kitchen





                                SHAREHOLDER PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST SHAREHOLDER PROPOSALS 2 THROUGH 6, BY CHECKING THE BOX MARKED "AGAINST."

2. Composition of Compensation Committee Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN


3. Shareholder Rights Plan Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

4. Confidential Voting Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

5. Board of Directors Declassification Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

6. By-Law Adoption, Amendment or Repeal Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN



     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ABOVE AND AGAINST PROPOSALS 1 THROUGH 5. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY HERETOFORE GIVEN TO ANY PERSON OR PERSONS.

                                 Date: ____________________, 1995


                                 _____________________________________
                                       Signature of Shareholder

                                 _____________________________________
                                 Additional Signature, if held jointly

                                 PLEASE  SIGN EXACTLY AS NAME APPEARS
                                 HEREON.   WHEN  SIGNING AS ATTORNEY,
                                 EXECUTOR, ADMINISTRATOR,  TRUSTEE OR
                                 GUARDIAN, PLEASE GIVE FULL  TITLE AS
                                 SUCH.  IF A CORPORATION, PLEASE SIGN
                                 FULL CORPORATE NAME BY PRESIDENT  OR
                                 OTHER   AUTHORIZED  OFFICER.   IF  A
                                 PARTNERSHIP,    PLEASE    SIGN    IN
                                 PARTNERSHIP   NAME   BY   AUTHORIZED
                                 PERSON.

                                 PLEASE  MARK,  SIGN, DATE AND RETURN
                                 THIS   PROXY  PROMPTLY   USING   THE
                                 ENCLOSED ENVELOPE.

                                  VOTING INSTRUCTIONS

                The undersigned hereby directs the Administrative Committee of the Avondale Industries, Inc. Employee Stock Ownership Plan (the "ESOP") to instruct R. Dean Church, Rodney J. Duhon, Jr. and Blanche S. Barlotta, as trustees of the Avondale Industries, Inc. Employee Stock Ownership Trust, to vote, as designated below, all shares of common stock of Avondale Industries, Inc. held by such Trust for the account of the undersigned on March 21, 1995 at the annual meeting of shareholders to be held on April 28, 1995, or any adjournment thereof.


                                  COMPANY PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW:

1. Election of Directors

   [  ] FOR all nominees listed below (except          [  ] WITHHOLD AUTHORITY
        as marked to the contrary below)                    to vote for all
                                                            nominees listed
                                                            below

INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through the nominee's name listed below.

        Francis R. Donovan      William A. Harmeyer    Thomas M. Kitchen





                                SHAREHOLDER PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST SHAREHOLDER PROPOSALS 2 THROUGH 6, BY CHECKING THE BOX MARKED "AGAINST."

2. Composition of Compensation Committee Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

3. Shareholder Rights Plan Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

4. Confidential Voting Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

5. Board of Directors Declassification Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN

6. By-Laws Adoption, Amendment or Repeal Proposal

             [  ] AGAINST         [  ] FOR            [  ] ABSTAIN



          Upon receipt of these instructions properly executed, the ________ shares allocated to the account of the undersigned participant will be voted in the manner directed. If no specific directions are given as to any one or more item, such shares will not be voted as to such item. Only instructions on this form will be followed.


                                            Date: ____________________, 1995


                                            __________________________________
                                                Signature of Participant

                                            __________________________________
                                                  Name:  (Please Print)


                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THESE INSTRUCTIONS PROMPTLY  USING
                                            THE ENCLOSED ENVELOPE.